Exhibit 99.1
For Release May 18, 2011
6:00 a.m. Pacific
Clearwire Selects Ericsson for Managed Services
•	Clearwire to Leverage Ericsson’s Global Best Practices, State-of-the-Art Tools and Processes to Maximize Efficiencies, Provide Continued Network Quality and Reduce Operating Costs

•	Clearwire Retains Ownership of All Network Assets and Full Responsibility for Future Network Technology and Strategy Decisions

•	Ericsson Responsible for Network Engineering, Operations and Maintenance

•	Ericsson to Add Approximately 700 Clearwire Employees
KIRKLAND, Wash. and STOCKHOLM — May 18, 2011 — Clearwire Corporation (NASDAQ: CLWR), a leading provider of 4G wireless broadband services in the U.S., and Ericsson (NASDAQ: ERIC) today announced a seven-year, managed services partnership that will transfer the day-to-day management of Clearwire’s 4G network to Ericsson and allow Clearwire to realize operational efficiencies and reduce operating costs.
“Clearwire’s effort to reduce costs and maximize efficiency while delivering a high quality mobile broadband service to our customers extends to all parts of our business,” said Erik Prusch, Clearwire’s chief operating officer. “By engaging Ericsson, a proven leader in managed network services, we can achieve those objectives, and benefit from their extensive global expertise and best-practices developed while serving clients around the world.”
“We greatly appreciate the tireless contributions the talented people on our network services team have made in building Clearwire’s 4G network and laying the foundation for our success,” Prusch continued. “We are pleased they will have new opportunities within Ericsson to support our customers, and further position Clearwire as the leader in mobile broadband.”
Key aspects of the partnership include:
•	Clearwire retains ownership of all network assets and full responsibility for future technology and strategy decisions.

•	Ericsson will be responsible for network engineering, operations and maintenance, including field services, 24X7 network monitoring, end-to-end engineering, provisioning and routine maintenance.

•	Clearwire will remain the primary point of contact for all interactions with customers, wholesale partners and equipment vendors.

•	Approximately 700 Clearwire employees are expected to begin performing their network functions as Ericsson employees in locations around the United States before mid-year 2011.
“The responsibility for network engineering, operations and maintenance of one of the leading mobile broadband networks in North America is one that Ericsson takes very seriously,” said Angel Ruiz, head of Ericsson’s North American operations. “We look forward to welcoming the Clearwire employees to Ericsson and appreciate the unique skills and expertise they bring to our company.”

“This managed services partnership is the next logical step for both Clearwire and Ericsson, one that will have significant near -term and long-term benefits for Clearwire’s employees, customers, retail distributors and investors,” observed Berge Ayvazian, Senior Consultant with Heavy Reading. “It also represents Ericsson’s second managed services contract in the U.S., building on the Network Advantage agreement that has already delivered major operational and economic benefits for Sprint.”
In 2009, Ericsson entered into a similar network management partnership with Sprint, Clearwire’s largest shareholder and wholesale partner. Ericsson’s experience and track record for success in Managed Services will also offer Clearwire an efficient, cost-effective way to manage its network. Ericsson has invested more than $1 billion in state-of-the art tools, processes and global best practices. The networks that Ericsson manages for operators serve over 800 million subscribers worldwide. In addition, Ericsson provides 24/7 tech support to operators for well over two billion subscribers.
About Clearwire
Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of mobile broadband services. Clearwire’s 4G network is currently available in areas of the U.S. where 130 million people live. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its service through its own brand called CLEAR® as well as through its wholesale relationships with Sprint, Comcast, Time Warner Cable, Locus Telecommunications, Cbeyond, Mitel and Best Buy. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash., additional information is available at http://www.clearwire.com.
About Ericsson
Ericsson is the world’s leading provider of technology and services to telecom operators. Ericsson is the leader in 2G, 3G and 4G mobile technologies, and provides support for networks with over 2 billion subscribers and has the leading position in managed services. The company’s portfolio comprises mobile and fixed network infrastructure, telecom services, software, broadband and multimedia solutions for operators, enterprises and the media industry. The Sony Ericsson and ST-Ericsson joint ventures provide consumers with feature-rich personal mobile devices.
Ericsson is advancing its vision of being the “prime driver in an all-communicating world” through innovation, technology, and sustainable business solutions. Working in 180 countries, more than 90,000 employees generated revenue of SEK 203.3 billion (USD 28.2 billion) in 2010. Founded in 1876 with the headquarters in Stockholm, Sweden, Ericsson is listed on NASDAQ OMX, Stockholm and NASDAQ New York.
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Forward-Looking Statements
This release, and other written and oral statements made by Clearwire from time to time, contains forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:
•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.

•	If our business fails to perform as we expect, we may require substantial additional capital, which may not be available on acceptable terms or at all, to be able to continue to operate.

•	Our current plans, and our expectations about becoming EBITDA and cash flow positive, are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and implement various cost savings initiatives.

•	We expect that our business will become increasingly dependent on our wholesale partners, and Sprint in particular; if we do not receive the amount of revenues we expect from existing wholesale partners or if we are unable to enter into agreements with additional wholesale partners our business prospects, results of operations and financial condition could be adversely affected, or we could be required to revise our current business plans.

•	We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.

•	We have deployed a wireless broadband network based on mobile WiMAX technology, may need to deploy other 4G technologies such as LTE to remain competitive, and would incur significant costs to deploy alternative technologies. Additionally, such alternative technologies may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully transition from the current technology to the new technology without disruptions to customer service.

•	We may experience difficulties in maintaining and upgrading our networks, which could adversely affect customer satisfaction, increase subscriber churn and costs incurred, and decrease our revenues.

•	We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks.

•	Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

•	Sprint Nextel Corporation owns a majority of our shares, resulting in Sprint holding a majority voting interest in the Company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.
For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 22, 2011 and our Quarterly Report on Form 10-Q filed on May 4, 2011. Clearwire assumes no obligation to update or supplement such forward-looking statements.

CONTACTS:
Clearwire
Investor Relations:
Paul Blalock, 425-636-5828
paul.blalock@clearwire.com
Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com
JLM Partners for Clearwire:
Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com
Ericsson
Ericsson Media Relations (USA)
Kathy Egan
Phone: +1 212 843 8422
E-mail: kathy.egan@ericsson.com
Corporate Public & Media Relations
Phone: +46 10 719 69 92
E-mail: media.relations@ericsson.com
Investor Relations
Phone: +46 10 719 00 00
E-mail: investor.relations@ericsson.com

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